Exhibit 32

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Guardian Technologies International, Inc., a Delaware corporation (the "Company"), on Form 10-QSB for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), Michael W. Trudnak, Chief Executive Officer of the Company and William J. Donovan, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/    Michael W. Trudnak
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Michael W. Trudnak
Chief Executive Officer
August 12, 2004


/s/    William J. Donovan
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[GRAPHIC OMITTED]
William J. Donovan
Chief Financial Officer

August 12, 2004

[A signed original of this written statement required by Section 906 has been provided to Guardian Technologies International, Inc. and will be retained by Guardian Technologies International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]